Exhibit 3.2

GRAMERCY PROPERTY TRUST
ARTICLES OF AMENDMENT

Gramercy Property Trust, a Maryland real estate investment trust (the “Trust”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The declaration of trust of the Trust (the “Declaration of Trust”) is hereby amended to decrease, immediately upon the Effective Time (as defined below), the par value of the common shares of beneficial interest of the Trust issued and outstanding immediately prior to the Effective Time from $0.03 per share to $0.01 per share.

SECOND: The amendment to the Declaration of Trust as set forth in Article FIRST has been duly approved by at least a majority of the entire Board of Trustees as required by the Maryland REIT Law. The amendment set forth in Article FIRST is limited to a change expressly authorized by Section 8-501(e)(2) of the Maryland REIT Law to be made without action by the shareholders of the Trust.

THIRD: The amendment to the Declaration of Trust as set forth above does not increase the authorized shares of the Trust.
FOURTH: These Articles of Amendment shall become effective at 5:01 p.m. Eastern time on December 30, 2016 (the “Effective Time”).
FIFTH: The undersigned acknowledges these Articles of Amendment to be the trust act of the Trust and, as to all matters or facts required to be verified under oath, the undersigned acknowledges that, to the best of his or her knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Trust has caused these Articles of Amendment to be signed in its name and on its behalf by its President and attested to by its Chief Financial Officer on this 30th day of December, 2016.

	ATTEST:		GRAMERCY PROPERTY TRUST

	/s/ Jon W. Clark	By:	/s/ Benjamin P. Harris (SEAL)
Name:	Jon W. Clark	Name:	Benjamin P. Harris
Title:	Chief Financial Officer	Title:	President

[Signature Page to Par Value Decrease Amendment]